AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”) is dated as of January 9, 2024 and is made as a deed by and among SEALSQ CORP, a British Virgin Islands company with registration number 2095496, (the “Company”), and the purchasers identified on the signature pages hereto (together with its successors and assigns, the “Investors”), amends that certain Securities Purchase Agreement by and among the Company and the Investors, dated as of July 11, 2023 (the “Purchase Agreement”). The Company and the Investors are sometimes each individually referred to herein as a “Party” and collectively as the “Parties.” All initially capitalized terms not otherwise defined herein shall have the meaning given to those terms in the Purchase Agreement. It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

WHEREAS, the Parties desire to change the terms and conditions relating to the Second Tranche Closing and the Second Tranche Notes and Second Tranche Warrants, and provide for a third tranche of funding, as more specifically provided in this Amendment.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agreed to amend the Purchase Agreement as follows:

1.                  All references in the Registration Rights Agreement and in any other Transaction Documents to the “Purchase Agreement” shall, from and after the effective date of this Amendment, be to the Purchase Agreement as amended by this Amendment.

2.                  All references in the Transaction Documents for the Second Tranche Closing to the Fixed Conversion Price and Exercise Price shall be changed from $30.00 to $4.00.

3.                  All references in the Transaction Documents for the Second Tranche Closing to the Floor Price shall be changed from $2.50 to $0.55.

4.                  The Parties agree that the aggregate Principal Amount of the Second Tranche Notes is $10,000,000 for an aggregate Subscription Amount of $9,600,000, representing $5,000,000 in Principal Amount and $4,800,000 in Subscription Amount as to each Investor.

5.                  The number of Second Tranche Warrant Shares shall be determined by dividing 30% of the Principal Amount by the VWAP as of the date of funding of the applicable Subscription Amount.

6.                  The Purchase Agreement is hereby amended, and the Parties hereby agree, to provide for a third tranche of funding under the Purchase Agreement (the “Third Tranche Closing”) having substantially identical terms and conditions as the Second Tranche Closing as amended hereby (including mutual consent of the Parties and the effectiveness of the Resale Registration Statement covering the Registrable Securities underlying the Second Tranche Notes and Second Tranche Warrants), with a maximum aggregate Principal Amount of Notes of up to $10,000,000 having substantially similar terms as the Second Tranche Notes as amended hereby (the “Third Tranche Notes”), and a maximum aggregate Subscription Amount of up to $9,600,000. The number of Warrant Shares underlying the Warrants issuable in the Third Tranche Closing, which Warrants shall have substantially identical terms to the Second Tranche Warrants as amended hereby (the “Third Tranche Warrants”) will be determined by dividing 30% of the Principal Amount of Third Tranche Notes by the VWAP as of the date of Third Tranche Closing (the “Third Tranche Closing Date”). For the avoidance of doubt, notwithstanding anything herein to the contrary, the period for determining the Termination Date of the Third Tranche Warrants and the Maturity Date of the Third Tranche Notes will commence on the Third Tranche Closing Date. The occurrence of the Third Tranche Closing will be subject to the same terms and conditions, including conditions precedent, as the Second Tranche Closing including the mutual consent of the Parties, except that the date of any applicable closing conditions or deliverables shall be based on the Third Tranche Closing Date.

7.                  The Registration Rights Agreement is hereby amended to add the following as a new Section 2(d) thereto to read as follows: (d) Within 20 Trading Days after the Third Tranche Closing (the “Third Tranche Filing Date”), the Company shall file with the SEC a Registration Statement on Form F-1 or F-3, or any successor form covering the sale of all of the Registrable Securities issuable under the Third Tranche Closing.”

8.                  Provided that no Event of Default has occurred and all Equity Conditions have been satisfied, and subject to the waiver by the Company, each Investor agrees that it shall use its commercially reasonable efforts to not sell Conversion Shares or Warrant Shares in a weekly quantity in excess of 15% of the average weekly trading volume of the Ordinary Shares on the Trading Market in the current calendar week; provided, that, the provisions of this Section 8 shall not apply to any Conversion Shares received by a Holder pursuant to any Prepayment Conversion Rights or Mandatory Prepayments under the Notes for the 20 Trading Day period following the receipt of any such Conversion Shares. Each Investor will, within five Trading Days after the end of each month, provide a monthly report to the Company of all sales of the Company’s Ordinary Shares for the preceding month within ranges of 2%. This Section 8 shall apply only to the Second Tranche Securities and, if applicable, the Third Tranche Securities, and not to the First Tranche Securities.

9.                  Section 2.2(a)(iv) of the Purchase Agreement is hereby amended by deleting the following: “The exercise price may reset at 120% of the Closing VWAP on the 6-month anniversary following its Closing Date.”

10.              Section 2(b) of each Warrant (including the First Tranche Warrants and any Warrants issued in the Second Tranche Closing and the Third Tranche Closing, as applicable) is hereby amended by deleting the following: “The Exercise Price shall have a one-time reset at the 6-month anniversary of the Initial Exercise Date (the “Reset Date”) to the lower of the initial Exercise Price and 120% of the daily VWAP on the Trading Day prior to the Reset Date. For avoidance of doubt, this reset of the Exercise Price shall apply notwithstanding any prior adjustments of the Exercise Price pursuant to the anti-dilution provisions hereof.” In the case of any inconsistency between the First Tranche Warrants and this Amendment, this Amendment shall supersede. For the avoidance of doubt, the Initial Exercise Date of the First Tranche Warrants shall not be affected by this Amendment.

11.              The Company represents and warrants that there are no Shareholder Approval Requirements or other requirements or actions required by the Rules of the Principal Market resulting from the Second Tranche Closing that have not been met by the Company as of the date of this Amendment.

12.              The Company has agreed to reimburse the Investors for their legal fees and expenses, in connection with the Second Tranche Closing, in the amount of up to $15,000.

13.              The Investors waive the requirement for the Company to comply with Section 4.17(b) of the Purchase Agreement solely as a condition to the Second Tranche Closing.

14.              This Amendment shall be effective as of the date hereof upon the execution and delivery of same by each of the Parties and shall apply only to the Second Tranche Closing and the Second Tranche Securities, and Third Tranche Closing and Third Tranche Securities, as applicable.

15.              Except as specifically set forth in this Amendment, there are no other amendments to the Purchase Agreement and all of the other forms, terms and provisions of the Purchase Agreement shall remain unmodified and in full force and effect. Further, the Parties hereby acknowledge that no penalties or fees are currently due by the Company under the terms of the Purchase Agreement or any of the other Transaction Documents.

16.              Each of the Parties hereby represents and warrants that as of the date hereof, after giving effect to this Amendment (the terms of which shall not constitute an Event of Default), no Event of Default exists and is continuing.

17.              Section 5.9 of the Purchase Agreement (Governing Law) shall be applicable to this Amendment.

18.              This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Investors has caused this Amendment to be effective and signed in its name effective as a deed as of the date set forth above.

Executed and delivered as a deed by
SEALSQ CORP
Acting by its duly authorised representatives

By:	/s/ Carlos Moreira
Name: Carlos Moreira
Title: Chief Executive Officer

By:	/s/ Peter Ward
Name: Peter Ward
Title: Chief Financial Officer

Executed and delivered as a deed by

L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND, LTD.
Acting by its duly authorised representative

By:	/s/ David Feldman
Name: David Feldman
Title: Portfolio Manager

Executed and delivered as a deed by
ANSON INVESTMENTS MASTER FUND LP
Acting by its duly authorised representative

By:	/s/ Amin Nathoo
Name: Amin Nathoo
Title: Director

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